

PROSPECTUS SUPPLEMENT                                           FILE NO. 333-44173
(TO PROSPECTUS AND PROSPECTUS SUPPLEMENT DATED JULY 7, 1997)        RULE 424(B)(3)
PROSPECTUS NUMBER: 1660




                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES



PRINCIPAL AMOUNT:       $200,000,000               ORIGINAL ISSUE DATE:              March 5, 1998


CUSIP NUMBER:           59018SA95                  STATED MATURITY DATE:             March 5, 2001


INTEREST CALCULATION:                              DAY COUNT CONVENTION:
/x/ REGULAR FLOATING RATE NOTE                     /x/ ACTUAL/360
/ / INVERSE FLOATING RATE NOTE                     / / 30/360
(FIXED INTEREST RATE):                             / / ACTUAL/ACTUAL


INTEREST RATE BASIS:
/x/ LIBOR                                          / / COMMERCIAL PAPER RATE
/ / CMT RATE                                       / / ELEVENTH DISTRICT COST OF FUNDS RATE
/ / PRIME RATE                                     / / CD RATE
/ / FEDERAL FUNDS RATE                             / / OTHER (SEE ATTACHED)
/ / TREASURY RATE
DESIGNATED CMT PAGE:                               DESIGNATED LIBOR PAGE:
CMT TELERATE PAGE:                                 LIBOR TELERATE PAGE: 3750
CMT REUTERS PAGE:                                  LIBOR REUTERS PAGE:


INDEX MATURITY:         Three Months               MINIMUM INTEREST RATE:            Not Applicable


SPREAD:                 0.090%                     MAXIMUM INTEREST RATE:            Not Applicable


INITIAL INTEREST RATE:  TBD                        SPREAD MULTIPLIER:                Not Applicable


INTEREST RESET DATES:   The 5th of March, June, September, and December, commencing
                        June 5, 1998 through the Maturity Date; subject to modified following business day convention.


INTEREST PAYMENT DATES: The 5th of March, June, September, and December, commencing
                        June 5, 1998 through the Maturity Date; subject to modified following business day convention.


REPAYMENT AT THE
OPTION OF THE HOLDER:   The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:  The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                   The Notes are being issued in fully registered book-entry form.


TRUSTEE:                The Chase Manhattan Bank


DATED:                  February 27, 1998

